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      THIS AGREEMENT, dated as of the 18th day of June, 1996, between DRUG GUILD
DISTRIBUTORS, INC., a New Jersey corporation with offices at 350 Meadowland Parkway, Secaucus., New Jersey 07096, (the "Corporation"); and Joseph B. Churchman who resides at 12 Carolina Street, Rehoboth Beach, DE 19971 (the "Indemnitee").

      WHEREAS, Indemnitee currently is serving as Chairman of the Management Committee of the Corporation; and the Corporation desires that Indemnitee continue to serve in such capacity;

      WHEREAS, in addition to the indemnification to which Indemnitee is entitled pursuant to the By-Laws of the Corporation, and as additional consideration for Indemnitee's continued service, the Corporation has furnished at its expense directors' and officers' liability insurance protecting Indemnitee in connection with such service; and

      WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Corporation and of Indemnitee's reliance on the Corporation's By-Laws and to provide Indemnitee with specific contractual assurance that the protection promised by such By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of the Corporation's Board of Directors or acquisition transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification to the full extent permitted by law and as set forth in this Agreement and to the extent insurance is maintained;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

      1. The Corporation shall pay on behalf of the Indemnitee and Indemnitee's executors, administrators or assigns, any amount which Indemnitee is or becomes legally obligated to pay as a result of any "Claim" or "Claims" which shall be defined as any claim or claims made against Indemnitee, by reason of the fact that Indemnitee served as Chairman of the Company's Management Committee, an agent or fiduciary of the Corporation or because of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by Indemnitee in Indemnitee's capacity as a director, officer, agent or fiduciary of the Corporation (the 'Indemnifiable Event"). Claim or Claims shall include any threatened, pending or completed civil, criminal administrative or arbitrative action, suit or proceeding and any appeal thereof, and any inquiry or investigation, whether conducted by the Corporation or any other party, that Indemnitee believes in good faith might lead to the institution of any action, suit or proceeding which would be an Indemnifiable Event.

      2. The payments that the Corporation will be obligated to pay hereunder shall include (without limitation) damages, judgments, satisfactions of settlements, fines, penalties paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such expenses, damages, judgments, satisfaction of settlements, fines, penalties or amounts paid in settlement) of a Claim, costs and expenses of defense of legal actions (including reasonable attorneys' fees and litigation costs and expenses) and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in or preparing to defend any Claim, proceedings and appeals therefrom, and costs of attachments and similar bonds. However, the Corporation shall not be obligated to pay, as indemnity or for any other reason, fines, other obligations or fees imposed by law or otherwise that are prohibited, by applicable law including, but not limited to, the federal securities laws.

      3. Costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Indemnitee in defending or investigating any Claim may be paid by the Corporation in advance of the final disposition of such matter. Payment in advance by the Corporation shall be conditioned upon receipt of a written undertaking by or on behalf of Indemnitee to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to indemnification under the terms of this Agreement (an "Expense Advance").

            (a) Notwithstanding the foregoing, the obligations of the Corporation under Paragraph 3 of this Agreement shall be subject to the condition that the Executive Board of the Corporation's Board of Directors or any other person or body appointed by the Board who are not parties to the particular Claim for which Indemnitee is seeking indemnification (the "Reviewing Party') shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, and

            (b) The obligation of the Corporation to make an Expense Advance pursuant to this Paragraph 3 shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid. However, Indemnitee may commence legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, and any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

      4. If a valid Claim under this Agreement is not paid by or on behalf of the Corporation within ninety (90) days after a written demand has been received by the Corporation, Indemnitee may at any time thereafter bring any reasonable suit against the Corporation to recover the unpaid amount of the Claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid the reasonable expenses of prosecuting such demand.

      5. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights in favor of the Corporation, including the execution of such documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

      6. The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee as follows:

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            (a) All sums actually paid to Indemnitee under an insurance policy or policies maintained by the Corporation providing directors' and officers' liability insurance, except in respect of any excess beyond the amount of payment under such insurance;

            (b) All sums Indemnitee has otherwise actually received (under any insurance policy, By-Law or otherwise) of the amounts otherwise indemnifiable hereunder;

            (c) All sums based on Claims or attributable to Indemnitee's gaining in fact any personal profit or advantage to which he was not legally entitled;

            (d) All sums based upon Claims or attributable to Claims against Indemnitee relating to any breach of duty based upon an act or omission in breach of such Indemnitee's duty of loyalty to the Corporation and/or its shareholders;

            (e) All sums based upon Claims or attributable to Claims against Indemnitee relating to any breach of duty based upon an act or omission by Indemnitee not in good faith or involving a knowing violation of law;

            (f) All sums based upon Claims brought about or contributed to by the dishonesty of Indemnitee; provided, however, that notwithstanding the foregoing, Indemnitee shall be protected under this Agreement as to any Claims upon which suit may be brought alleging dishonesty on the part of Indemnitee unless a judgment or other final adjudication thereof adverse to Indemnitee shall establish that Indemnitee committed acts of active and deliberate dishonesty with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated;

            (g) All sums based upon Claims which are not indemnifiable under the federal securities laws; and/or

            (h) Any sums payable pursuant to a settlement or other nonadjudicated disposition of any threatened or pending Claim unless the Corporation has given its prior consent to such settlement or other disposition.

      7. Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any Claim made against him for which indemnity will or could be sought by this Agreement. Notice to the Corporation shall be directed to Drug Guild Distributors, Inc., 350 Meadowland Parkway, Secaucus, New Jersey 07096, attention of the President, (or such other address as the Corporation shall designate in writing to Indemnitee). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and shall be within Indemnitee's power.


      8. The rights of the Indemnitee hereunder shall be in addition to any other rights indemnitee may have under the Corporation's By-Laws and the Certificate of Incorporation, New Jersey Business Corporation Act or otherwise. To the extent that a change in the New Jersey

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Business Corporation Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation's By-Laws and/or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.

      9. Indemnitee agrees to serve as Chairman of the Management Committee of the Corporation to the best of Indemnitee's ability until the termination of Indemnitee's assignment or until Indemnitee tenders his resignation in writing.

      10. This Agreement shall be governed by and construed in accordance with New Jersey law.

      11. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation of law),and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

      12. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement and without limitation, all portions of any paragraphs of this Agreement that are not by themselves invalid, illegal or unenforceable shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement and, without limitation, all portions of any paragraph of this Agreement that are not themselves invalid., illegal or unenforceable shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to Indemnitee to the fullest enforceable extent.

      13. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                          DRUG GUILD DISTRIBUTORS, INC.


                                          By:     /s/ Alfred Hertel
                                             ---------------------------------



                                               /s/  Joseph B. Churchman
                                          ------------------------------------
                                          Joseph B. Churchman